PROSPECTUS SUPPLEMENT (to the Prospectus dated December 15, 2022)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-267550

 $5,250,000

COSMOS HEALTH INC.

2,116,936 Shares of

Common Stock

Pre-Funded Warrants to Purchase up to 2,116,936 Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering (the “Offering”) 2,116,936 shares of common stock (the “Offered Shares”) of Cosmos Health Inc. (the “Company,” “Cosmos” or “we”) directly to certain purchasers (the “Purchasers”) under a securities purchase agreement entered into on July 20, 2023 between the Company and the Purchasers (the “Purchase Agreement”).

We are also offering pre-funded warrants to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded warrants, in lieu of shares of common stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. The public offering price of each pre-funded warrant and accompanying common warrant will be equal to the price at which one share of common stock and accompanying common warrant is sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. The pre-funded warrants and common warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis.

Pursuant to the Purchase Agreement, the Company has agreed to sell to the Purchasers, in a concurrent private placement, warrants (the “Warrants”) to purchase an aggregate of 1,935,485 shares of common stock (the “Concurrent Private Placement”). Each Offered Share (or pre-funded warrant in lieu thereof) and accompanying Warrant are being sold together at a combined offering price of $2.48 (the “Offering Price”). The Warrants will be exercisable upon the six month anniversary of the date of issuance, have an exercise price of $2.75 per share (each a “Warrant Share”) and expire five and one-half (5.5) years from the date of issuance. Closing for the Concurrent Private Placement is scheduled to occur simultaneously with the closing of the Offering (the “Offering Closing”). The Warrants and the Warrant Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying base prospectus, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) of Regulation D under the Securities Act.

Our common stock is listed for trading on the Nasdaq Stock Market (“Nasdaq”) under the symbol “COSM.” On July 19, 2023, the last trading day prior to the date this prospectus supplement is filed, the closing price of the common stock on Nasdaq was $2.48.

A.G.P./Alliance Global Partners (“AGP” or the “Placement Agent”) is acting as sole placement agent for the Offering and the Concurrent Private Placement pursuant to the terms and conditions of a Placement Agency Agreement, dated July 20, 2023, between the Company and AGP (the “Placement Agreement”). See “Plan of Distribution.” AGP has agreed to use its reasonable best efforts to arrange for the sale of all of the Offered Shares offered hereby. The Offered Shares and the Warrants will be sold directly to the Purchasers pursuant to the Purchase Agreement.

The Offering Price was determined by arm’s length negotiation between the Company, AGP and the Purchasers, with reference to the prevailing market prices of our common shares.

Price: $2.48 per Offered Share and Warrants

	Price Per Share and Common Warrant to the Public	Pre-Funded Warrant and Common Warrant	Placement Agent’s Fee(1)	Net Proceeds to the Company(2)
Per Offered Share (or Pre-Funded Warrant) and Common Warrant	$2.48	$2.4799	$0.1612	$2.319
Total	$5,250,001.28	$211.69	$310,375.13	$4,939,624.87

Notes:

(1)

The Company has agreed to pay to AGP a fee (the “Agent’s Fee”) equal to 6.5% of the gross proceeds realized from the Offering and Concurrent Private Placement in consideration for its services rendered in connection with the Offering and Concurrent Private Placement plus a 1.0% non-accountable expense allowance.  The Agent’s Fee is 3.25% of the gross proceeds with respect to Purchasers that are first introduced by the Company and no Agent’s Fee with respect to the aggregate purchase price paid by any officer or director of the Company.

(2)	After deducting the Agent’s Fee but before deducting non-accountable expenses and expenses of the Offering payable by the Company, which are estimated to be approximately $65,000.

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The delivery of the Offered Shares to the Purchasers will be settled under the book-based system through the facilities of The Depository Trust Company (“DTC”), or by such other means as the Company and the Purchasers may agree. Unless otherwise determined by the Company and the Purchasers, the Purchasers will receive only a customer confirmation from the registered dealer that is a DTC participant through which the Offered Shares are purchased. Certificates representing the Warrants will be in definitive form and available for delivery to Purchasers at closing of the Offering.

Investing in our Offered Shares involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page S-10 and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Placement Agent

A.G.P.

The date of this prospectus supplement is July 21, 2023

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the Offered Shares being offered and also adds to and updates information contained in the second part and the documents incorporated by reference therein. The second part, the Form S-3 registration statement (File No. 333-267550) that was declared effective by the Securities and Exchange Commission (“SEC”) on December 15, 2022, of which this prospectus supplement forms a part (the “Registration Statement”) gives more general information, some of which may not apply to all the Offered Shares being offered under this prospectus supplement.  Before buying any of the shares of common stock that we are offering, we urge you to carefully read this prospectus supplement, together with the accompanying base prospectus and the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this Offering. Generally, when we refer only to the “prospectus,” we are referring to the base prospectus and prospectus supplement combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.  This prospectus supplement is deemed to be incorporated by reference into the Registration Statement solely for the purpose of the Offered Shares offered by this prospectus supplement. Other documents are also incorporated, or are deemed to be incorporated by reference, into the Registration Statement and reference should be made to the Registration Statement for full particulars thereof.

This prospectus supplement describes the terms of this Offering of shares of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein, and any free writing prospectus prepared by us or on our behalf. We have not, and the sales agent has not, authorized anyone to provide you with information different than that contained or incorporated by reference in this prospectus supplement and any free writing prospectus that we have authorized for use in connection with this Offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this Offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference herein, and any free writing prospectus that we have authorized for use in connection with this Offering in their entirety before making an investment decision.

We are offering to sell, and are seeking offers to buy, the shares only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the offering of the shares in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about and observe any restrictions relating to the offering of the shares and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of affairs.

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You should not consider any information in this prospectus supplement or the accompanying Registration Statement to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the Offered Shares offered by this prospectus supplement. If the description of the Offering varies between this prospectus supplement and the accompanying Registration Statement, you should rely on the information contained in this prospectus supplement.

Unless otherwise indicated in this prospectus supplement or the context otherwise required, all references to “we,” “us,” “our,” “the Company” and “Cosmos Health Inc.” (f/k/a Cosmos Holdings Inc.) refer to Cosmos Health Inc. and its subsidiaries.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact.

These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown to us that could cause actual results and developments to differ materially from those expressed or implied in such statements, including the risks described under “Risk Factors” in this prospectus supplement and our Annual Report on Form 10-K for the year ended December 31, 2021, as amended, and as updated by our subsequent filings under the Exchange Act, each of which is incorporated by reference in this prospectus supplement in their entirety.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “would,” “could,” “predicts,” “future” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement.

You should read this prospectus supplement and the documents that we reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement and the documents incorporated by reference is accurate as of their respective dates. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless required by law to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

This prospectus is part of the Registration Statement on Form S-3 we filed with the Securities and Exchange Commission, or SEC, under the Securities Act, and does not contain all the information set forth in the Registration Statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. You may inspect a copy of the Registration Statement, including the exhibits and schedules, without charge, at the SEC’s public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (unless otherwise noted, the SEC file number for each of the documents listed below is 000-54436):

(1)	Cosmos Health’s Definitive Proxy Statement filed with the SEC on October 20, 2022;
(2)	Cosmos Health’s Annual Report on Form 10-K filed with the SEC on April 12, 2023;
(3)	Cosmos Health’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 16, 2023; and
(4)	Cosmos Health’s Current Reports on Form 8-K filed with the SEC on April 18, 2023, May 11, 2023, May 31, 2023, and July 6, 2023, respectively.

We also incorporate by reference into this prospectus additional documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits on such form that are related to such items) that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus, or the date of the documents incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement.

You may request, and we will provide you with, a copy of these filings, at no cost, by contacting us at:

Cosmos Health Inc.

141 West Jackson Blvd., Suite 4236

Chicago, IL 60604

Attention: Corporate Secretary

Telephone: (312) 536-3102

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus. Before you decide to invest in our securities, you should read the entire prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus.

In this prospectus supplement, unless otherwise noted, the terms “the Company,” “Cosmos,” “we,” “us,” and “our” refer to Cosmos Health Inc.

Overview

Cosmos Health Inc., (f/k/a Cosmos Holdings Inc.) together with its subsidiaries (hereinafter referred to collectively as “us,” “we,” or the “Company”), is an international healthcare group with a proprietary line of nutraceuticals and distributor of branded and generic pharmaceuticals, nutraceuticals, over-the-counter (“OTC”) medications and medical devices through an extensive, established EU and UK distribution network. The Company identifies, acquires, develops and commercializes products that improve patients’ lives and outcomes. We have developed a global distribution platform which is currently expanding throughout Europe, Asia and North America. Currently, the Company has offices and distribution centers through its the parent and its wholly owned subsidiaries: (i) Cosmos Health Inc., the parent company headquartered in Chicago, USA; (ii) SkyPharm S.A., headquartered in Thessaloniki, Greece; (iii) Decahedron Ltd., headquartered in Harlow, United Kingdom; and (iv) Cosmofarm S.A., headquartered in Athens, Greece.

The Company’s cross-border pharmaceutical business serves wholesale pharmaceutical distributors and independent retail pharmacies across the EU through a network of two strategic distribution centers, one in Greece and one in the UK, as well as an additional warehousing facility. The Company focuses on leveraging its growing purchasing scale and supplier relationships to secure discounts and provide pharmaceuticals at reduced prices and on continuing to drive organic growth at attractive margins for its cross-border pharmaceutical wholesale business.

The Company operates in the business of full-line pharmaceutical wholesale distribution and serves approximately 1,500 independent retail pharmacies and 40 pharmaceutical wholesalers in Greece region by providing brand-name and generic pharmaceuticals, over-the-counter medicines, vitamins and nutraceuticals. We invest in technology to enhance safety, distribution and warehousing efficiency and reliability. Specifically, the Company operates a fully automated warehouse system with three robotic systems, two ROWA™ types and one A-frame type, that ensure near-zero error selection rate, accelerate order fulfillment, and yield higher cost-efficiency in our distribution center.

The Company regularly evaluates and undertakes strategic initiatives to expand its distribution reach, improve its profit margins, and strengthen its competitive position. Taking into consideration the growing demand of various vitamins and nutraceuticals, the Company entered the market with its own brand of nutraceuticals: Sky Premium Life® (SPL). Our current business has provided us with access to wholesalers both from the sourcing and the sales division of our wholesale business. We sell our products to vendors that supply us with pharmaceutical products as well as to our clients to whom we currently sell pharmaceutical products. We serve this demand by offering quality products to our existing network of wholesalers and pharmacies. Pharmacies are still the key channels for distribution and sales of nutraceuticals in the European market. The development and manufacturing of our own line is assigned to a related party which operates according to our specifications and GMP protocols.

We make use of analytics and customer feedback from our EU-wide network of wholesale pharmaceutical distributors and independent retail pharmacies to identify and evaluate which nutraceutical product codes of the brand Sky Premium Life® to be developed, commercialized and added to our portfolio. We intend to continue to bring Sky Premium Life® products to market primarily through our existing network of over 160 pharmaceutical wholesale clients and vendors and approximately 100 independent retail pharmacies within the EU market. Moreover, we have penetrated several markets through digital sale channels. There is growing demand for vitamins and nutraceuticals and we are committed to developing quality products and creating enhanced customer value.

We regularly evaluate acquisition targets that would allow us to expand our distribution reach and/or vertically integrate into the supply chain of pharmaceutical products that we currently distribute. We believe that the demand for reasonably priced medicines, delivered on time and in the highest quality is set to increase in the years to come, as the population’s life expectancy increases. With our product portfolio of patented and non-patented medicines, we contribute to the optimization of efficient medicinal care, and thereby lowering cost for health insurance funds, companies, and patients. We also believe that the demand for non-prescription wellness products such as food and dietary supplements will continue to increase as individuals are increasingly supplementing their nutritional intake.

We believe the EU pharmaceutical import/export market will continue to grow in conjunction with the demand for nutritional products. We continue to encounter competition in the market as we grow. The competition comes in the form of level of service, reliability, and product quality. On the procurement side we continue to expand our vendor base. In order to minimize business risks, we diversify our sources of supply. We maintain our high-quality standards by carefully selecting and qualifying our suppliers as well as actively ensuring that our suppliers meet our standard of quality control on an ongoing basis.

Recent Developments

In connection with this offering, the Company also entered into a warrant amendment agreement, or the Warrant Amendment Agreement, with certain purchasers in this offering. Under the Warrant Amendment Agreement, the Company agreed to amend certain existing warrants to purchase up to 782,610 shares of common stock that were previously issued in a registered direct offering in December 2022, with an exercise price of $11.50 per share, or the Existing Warrants, in consideration for their purchase of the securities in this offering, as follows: (i) lower the exercise price of the Existing Warrants to $2.75 per share, and (ii) amend the original expiration date to five and one-half (5.5) years from the date of the Warrant Amendment Agreement.

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Corporate Information

Our principal executive offices are located at 141 W. Jackson Boulevard, Suite 4236, Chicago, Illinois 60604, and our telephone number is (312) 536-3102.  On December 2, 2022, the Company’s stockholders, at our annual meeting, approved a resolution to amend the Company’s Articles of Incorporation in order to change the Company’s name from “Cosmos Holdings Inc.” to “Cosmos Health Inc.,” which was effected on December 15, 2022.  At the annual meeting, our stockholders authorized a reverse stock split at the Board of Directors’ discretion.  On December 15, 2022, the Company amended its Articles of Incorporation to effect a 1 for 25 reverse stock split.

The Board of Directors determined that it was in the Company’s best interest to change the Company’s name to better reflect the Company’s evolution into an innovative global healthcare group with a focus on improving people’s lives.  The enhancement with cutting edge technologies for the development of its pharmaceutical and nutraceutical products, through its vertical integrated ecosystem, will enable Cosmos Health to implement its goal of becoming a global healthcare group, committed to human health needs.

Our website address is www.cosmoshold.com. Any information contained on, or that can be accessed through, our website is not part of this prospectus supplement and should not be relied upon in connection with making any decision with respect to an investment in our securities.

THE OFFERING

Common stock offered by us:	2,116,936 Offered Shares having an aggregate offering price of up to $2.48.

Pre-funded warrants offered by us:

We are also offering to each purchaser whose purchase of shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants (each pre-funded warrant to purchase one share of our common stock) in lieu of shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock (or, at the election of the purchaser, 9.99%). The purchase price of each pre-funded warrant and accompanying common warrant will equal the price at which one share of common stock and accompanying warrant are being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. The pre-funded warrants will be exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. For each pre-funded warrant we sell, the number of shares we are offering will be decreased on a one-for-one basis.

Common stock outstanding prior to offering (1):	As of July 19, 2023, we had 10,951,783 shares issued and outstanding.

Manner of offering:

The Offered Shares are being offered and sold in a registered direct offering, directly to certain accredited and/or institutional Purchasers under a Purchase Agreement entered into on July 20, 2023 between the Company and the Purchasers.  AGP has agreed to act as sole Placement Agent for the Offering.  See “Plan of Distribution.”

Concurrent Private Placement:

In the Concurrent Private Placement and pursuant to the Purchase Agreement, we are also selling to the Purchasers Warrants to purchase an aggregate of 1,935,484 Warrant Shares. Each Offered Share and accompanying Warrant are being sold together at a combined Offering Price of $2.48.

The Warrants will be exercisable upon the six month anniversary of the date of issuance, have an exercise price of $2.75 per share of common stock and expire five and one-half years from the date of issuance. The Warrants and the Warrant Shares are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying base prospectus, and are being offered on a private placement basis pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder.

Under the Purchase Agreement, the Company has agreed to file a registration statement with the SEC covering the resale of the Warrant Shares underlying the Warrants issued in the Concurrent Private Placement.

The Placement Agent agreed to act as sole placement agent with respect to the Warrants subject to the terms of the Placement Agreement. The Placement Agent is not purchasing or selling any of the Warrants offered in the Concurrent Private Placement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of Warrants, but has agreed to use its reasonable best efforts to arrange for the sale of all of the Warrants offered in the Concurrent Private Placement.

The Offering Price and the exercise price of the Warrants were determined by arm’s length negotiation between the Company, the Placement Agent and the Purchasers.

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Common Shares Outstanding after Offering (1)	13,068,719 shares of common stock.

Capital Stock:

Our authorized share capital is 400,000,000 shares consisting of 300,000,000 shares of common stock, par value $.001 per share, and 100,000,000 shares of preferred stock, par value $.001 per share.

For more information about our common stock, you should carefully read the section in the accompanying base prospectus entitled “Description of Securities.”

Use of proceeds:

We intend to use the net proceeds, if any, from this Offering of Offered Shares with this prospectus supplement (and from the Concurrent Private Placement of Warrants) for working capital and general corporate purposes.  See “Use of Proceeds” on page S-12 of this prospectus supplement.

Risk Factors:

Investing in our common stock involves significant risks.  See “Risk Factors” beginning on page S-11 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before investing in our securities.

NASDAQ Capital Market trading symbol:

Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “COSM.”  We do not intend to apply for a listing of the Warrants on any national securities exchange or other nationally recognized trading system.

(1)

The number of shares of common stock to be outstanding immediately after this Offering as shown above is based on 10,951,783 shares of common stock outstanding as of July 19, 2023. Unless otherwise indicated, the number of shares of common stock presented in this prospectus supplement excludes:

•	506,000 shares of common stock issuable upon the exercise of Series A Warrants and 885,333 shares issuable upon exercise of Series B Warrants, each exercisable at $3.00 per share;

•	212,383 shares of common stock issuable upon exercise of Exchange Warrants issued in October 2022 having an exercise price of $3.00 per share;

•	13,333 pre-funded warrants issued in October 2022;

•

1,784,840 shares of common stock issuable upon exercise of common stock warrants issued in December 2022 having an exercise price of $11.50 per share and 782,610 shares issuable with an adjusted exercise price of $2.75 per share;

•	4,429 miscellaneous warrants exercisable at prices ranging from $3.00 to $11.00 per share;

•

1,935,485 Warrant Shares issuable upon exercise of unregistered Warrants to be issued in the Concurrent Private Placement to Purchasers of Offered Shares in this Offering, having an exercise price of $2.75 per Warrant Share.

Unless otherwise indicated, this prospectus supplement assumes no exercise of the Warrants.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2022 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Part II, Item 1A. Risk Factors,” as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected.

Risks Associated with Our Business

•

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 under Item 1A. “Risk Factors.” You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. In particular, risks associated with our business include:

•	We have a history of significant losses since our inception and anticipate that we will continue to incur losses for the foreseeable future, and our future profitability is uncertain.

•

Our revenues are concentrated in the distribution and sale of branded and generic pharmaceuticals, nutraceuticals, OTC medications and medical devices. When these markets experience a downturn, demand for our products and revenues may be adversely affected.

•	We need the proceeds from this Offering to successfully complete our drug product development program, marketing and certain acquisitions.

•

We are subject to various regulations and compliance requirements under both the European Union, the European Medicines Agency (the “EMA”), the Hellenic Ministry of Health and other related regulatory agencies.

•	We face significant competition, including competition from larger and better funded pharmaceutical enterprises.

•	Taxation and transfer pricing could adversely affect our results of operations and financial condition.

•	Currency exchange rate fluctuations could adversely affect our results of operations and financial condition.

•	Cybersecurity risks and the failure to maintain the integrity of data could expose us to data loss, litigation and liabilities.

•

We are exposed to potential product liability or similar claims, and insurance against these claims may not be available to us at a reasonable rate in the future. Additionally, discovery of safety issues with our products could create product liability and could cause additional regulatory scrutiny and requirements for additional labeling, withdrawal of products from the market, and the imposition of fines or criminal penalties.

•	We may be unable to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

•	If you purchase our securities in this Offering, you may incur dilution.

•

Risks associated with doing business internationally, as well as international economic conditions, the global COVID-19 pandemic, other market disruptions, supply-chain disruptions, geopolitical conflicts, including the war in Ukraine and other acts of war, macroeconomic events, and inflation could negatively impact our business and operations.

S-10

Risks relating to this Offering

The Company has broad discretion in the use of proceeds.

We will have broad discretion in the use of the net proceeds from this Offering and may not use them effectively. As of July 11, 2023, Grigorios Siokas, our Chief Executive Officer, owned approximately 10.5% of our outstanding shares of common stock and 21.1% beneficially owned upon conversion of his derivative securities, which may give him the ability to control matters submitted to our stockholders for approval.  The amounts and timing of our actual expenditures may vary significantly depending on numerous factors or assets that we may opportunistically identify and seek to license or acquire or any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. Because the number and variability of factors that will determine our use of the proceeds from this Offering, their ultimate use may vary substantially from their currently intended use. See “Use of Proceeds.”

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share of common stock in this Offering. We may sell shares of common stock or other securities in any other offering at a price per share of common stock that is less than the price per share of common stock paid by investors in this Offering, and investors purchasing shares of common stock or other securities in the future could have rights superior to existing shareholders. The price per share of common stock at which we sell additional shares of common stock or securities convertible or exchangeable into shares of common stock, in future transactions may be higher or lower than the price per share of common stock paid by investors in this Offering.

Our stock price may be volatile.

The market price of our Common Stock has been and may continue to be volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	our ability to execute our business plan and complete prospective acquisitions;
•	changes in the nutraceutical & pharmaceutical industries;
•	competitive pricing pressures;
•	our ability to obtain additional capital financing;
•	additions or departures of key personnel;
•	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our Common Stock;
•	sales of our Common Stock by existing shareholders, noteholders and warrant holders;
•	operating results that fall below expectations;
•	regulatory developments;
•	economic and other external factors;
•	period--to--period fluctuations in our financial results;
•	our inability to acquire pending acquisitions;
•	the public’s response to press releases or other public announcements by us or third parties, including filings with the SEC;
•

changes in financial estimates or ratings by any securities analysts who follow our Common Stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our Common Stock; and

•	the development and sustainability of an active trading market for our Common Stock.

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In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock.

Our shares of Common Stock are thinly traded, and the price may not reflect our value, and there can be no assurance that there will be an active market for our shares of Common Stock either now or in the future.

Our shares of Common Stock are thinly traded, our Common Stock is available to be traded and is held by a small number of holders, and the price may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of Common Stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things. We will take certain steps to increase awareness of our business. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business, and trading may be at an inflated price relative to the performance of the Company due to, among other things, the availability of sellers of our shares. If an active market should develop, the price may be highly volatile. Because there is currently a relatively low per-share price for our Common Stock, many brokerage firms or clearing firms are not willing to effect transactions in the securities or accept our shares for deposit in an account. Many lending institutions will not permit the use of low-priced shares of Common Stock as collateral for any loans.

Offers or availability for sale of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.

Offers or availability for sale of a substantial number of shares of our Common Stock upon the expiration of any statutory holding period under Rule 144, could create a circumstance commonly referred to as an “overhang” and, in anticipation of which, the market price of our Common Stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make it more difficult for us to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

The exercise of outstanding common stock purchase warrants and stock options will have a dilutive effect on the percentage ownership of our capital stock by existing stockholders.

As of July 19, 2023, we had outstanding warrants to acquire an aggregate of 4,188,928 shares of our common stock, and stock options to purchase 185,000 shares of our common stock. A significant number of such warrants have exercise prices above our common stock’s recent trading prices, but the holders have the right to effect a cashless exercise of such warrants. If a significant number of such warrants and stock options are exercised by the holders, the percentage of our common stock owned by our existing stockholders will be diluted.

We have never paid dividends on our capital stock, and we do not anticipate paying dividends in the foreseeable future.

We have never paid dividends on any of our capital stock and currently intend to retain any future earnings to fund the growth of our business. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. As a result, capital appreciation, if any, of our common stock will be the sole source of gain, if any, for the foreseeable future.

No Prior Public Market for Warrants

Prior to this Offering, there has been no public market for the Company’s Warrants.  There is no assurance that such a market will develop or, if it does, that it will be sustained.  We do not intend to apply for a listing of the Warrants on any national securities exchange or other nationally recognized trading system.

S-12

USE OF PROCEEDS

We estimate our net proceeds from the Offering (and Concurrent Private Placement) will be approximately $4,722,125 after deducting the Placement Agent’s fees and expenses and other estimated expenses under the Offering (and Concurrent Private Placement), and excluding the proceeds, if any, from the exercise of the Warrants sold in the Concurrent Private Placement. We currently intend to use the net proceeds from this Offering for working capital and general corporate purposes, which may include operating expenses, resale, development, capital expenditures and funding for pending or future acquisitions.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this Offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this Offering. Investors will be relying on the judgment of our management regarding the application of the proceeds of this Offering. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

MARKET PRICE OF OUR COMMON STOCK

Our common stock is presently listed on the Nasdaq Capital Market under the symbol “COSM”. On July 19, 2023, the last reported sale price of our common stock was $2.48.  All share and per share data in this prospectus supplement reflect a 1 for 25 reverse stock split approved by our shareholders on December 2, 2022 at their annual meeting and effected by filing a Certificate of Amendment to the Company’s Articles of Incorporation with the Secretary of State of Nevada on December 15, 2022.

DIVIDEND POLICY

We have not declared or paid cash dividends on our capital stock to date and do not anticipate or contemplate paying dividends in the foreseeable future. We intend to retain future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant. Our accumulated deficit currently limits our ability to pay cash dividends.

DESCRIPTION OF THE OFFERED SHARES

Authorized and Outstanding Capital Stock

The following description sets forth certain general terms and provisions of the shares of Common Stock and shares of preferred stock.

We have 400,000,000 shares of capital stock, par value $0.001 per share, authorized of which 300,000,000 are shares of Common Stock and 100,000,000 are shares of “blank check” preferred stock.

As of July 19, 2023, we had 10,951,783 shares of our common stock issued and outstanding, held by approximately 170 stockholders of record. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of various broker-dealers and registered clearing agencies.  All share and per share data in this prospectus supplement reflect the 1 for 25 reverse stock split effected by the Company on December 15, 2022.

Common Stock

The holders of our Common Stock are entitled to one vote per share. In addition, the holders of our Common Stock will be entitled to receive dividends ratably, if any, are declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Pre-Funded Warrants

The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the Company’s Current Report on Form 8-K for July 20, 2023. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price

Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.0001. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

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Exercisability

Each pre-funded warrant may be exercised, in cash or by a cashless exercise at the election of the holder at any time following the date of issuance and from time to time thereafter until the pre-funded warrants are exercised in full. The pre-funded warrants will be exercisable in whole or in part by delivering to the Company a completed instruction form for exercise and complying with the requirements for exercise set forth in the pre-funded warrant. Payment of the exercise price may be made in cash or pursuant to a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant.

Cashless Exercise

At the time a holder exercises its pre-funded warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Exercise Limitation

In general, a holder will not have the right to exercise any portion of a pre-funded warrant if the holder (together with its Attribution Parties (as defined in the pre-funded warrant)) would beneficially own in excess of 4.99% or 9.99%, at the election of the holder, of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided, that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the pre-funded warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants.

Warrants

The Warrants issued under the Concurrent Private Placement will be issued in certificated form. The following description is subject to the detailed provisions of the form of certificate for the Warrants (the “Warrant Certificate”). Reference should be made to the Warrant Certificate for the full text of attributes of the Warrants.

The Warrants and the Warrant Shares issuable upon the exercise of the Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. Accordingly, Purchasers of the Warrants may only sell Warrant Shares issued upon exercise of the Warrants being sold to them in the Concurrent Private Placement, pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.  The Company has agreed to file a registration statement with the SEC within thirty (30) days after this prospectus supplement to register the Warrant Shares.

The Warrants will be exercisable immediately upon issuance. Each whole Warrant will entitle the holder to acquire, subject to adjustment as summarized below, one Warrant Share at an exercise price of $2.75 per Warrant Share on or prior to 5:00 p.m. (New York time) on the date that is five (5) years from the date of issuance, after which time the Warrant will be void and of no value. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed notice of exercise, thereby canceling all or a portion of such holder’s Warrants. A holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise; provided, however, that upon notice to the Company, the holder may increase or decrease such beneficial ownership limitation, provided that in no event shall such beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us.

The Warrants may be exercised on a “net” or “cashless” basis to the extent that the Company does not have an effective registration statement registering (or the related prospectus is not available for) the Warrant Shares issuable upon exercise of the Warrants. We have agreed to use our reasonable best efforts to maintain an effective registration statement and prospectus available for use relating to Warrant Shares issuable upon exercise of the Warrants until the expiration of the Warrants.

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The Warrant Certificate will provide that the number of underlying Warrant Shares and exercise price of the Warrants will be subject to adjustment in the event of certain share dividends or distributions or of a subdivision or consolidation of the common shares or similar events.

The Warrant Certificate will also provide that, during the period in which the Warrants are exercisable, it will give notice to holders of Warrants of certain stated events, at least 5 days prior to the record date or effective date, as the case may be, of such events.

In connection with a Fundamental Transaction, as defined in the Purchase Agreement, holders of the Warrants will have the right to receive, upon exercise, the same consideration as holders of common shares that would be issuable upon exercise of the Warrants immediately prior to such Fundamental Transaction, in addition to any additional consideration receivable by holders of common shares in connection with such Fundamental Transaction. Holders of the Warrants will also have the option, within 30 days of the closing of a Fundamental Transaction, to require the Company (or its successor) to repurchase their Warrants in cash or, if the Fundamental Transaction is not in the Company’s control, in the consideration received by other holders of common shares in respect of such Fundamental Transaction, at a value determined by using the Black-Scholes option pricing model.

There is currently no market through which the Warrants may be sold, and the Purchasers may not be able to resell the Warrants purchased in the Concurrent Private Placement. The Warrant Certificate will also contain restrictions on the number of Warrant Shares that may be acquired by a holder of Warrants upon any exercise of the Warrants that would result in the holder and its affiliates holding in excess of 4.99% (or, at the option of the holder, 9.99%) of the number of common shares outstanding immediately after giving effect to the issuance of Warrant Shares upon exercise of such Warrants, which beneficial ownership limitation may be increased or decreased up to 9.99% upon notice to us, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us. No fractional Warrant Shares will be issuable upon the exercise of any Warrants. Holders of Warrants will not have any voting or pre-emptive rights or any other rights which a holder of common shares would have, except as set forth in the Warrants.

Unless otherwise indicated, this prospectus supplement assumes no exercise of the Warrants.

CAPITALIZATION

The following table sets forth our cash and capitalization as of March 31, 2023 on:

•	an actual basis;

•

an as adjusted basis, to give effect to the sale of shares of Common Stock in this offering at the public offering price of $2.48 per share (assuming the sale of the maximum offering amount), and after deducting commissions and estimated offering expenses payable by us; and

	At March 31, 2023
	Actual	As Adjusted
	(unaudited)	(unaudited)(1)
Cash	$12,037,647	16,724,773
Liabilities:
Current liabilities	18,552,416	18,552,416
Total liabilities	23,635,991	23.635,991
Stockholders’ equity :
Shares of Common stock, $0.001 par value, 300,000,000 shares authorized and 10,605,172 and 12,722,108 shares outstanding and as adjusted as of March 31, 2023
Treasury Stock, 15,497 shares	(816,707)	(816,707)
Additional paid-in capital	112,302,825	116,989,951
Accumulated deficit	66,692,676	66,692,675
Total stockholders’ equity	49,007,783	53,694,909

Total capitalization	$72,643,774	77,360,900

(1)

The number of shares of common stock to be outstanding immediately after this Offering as shown above is based on 10,605,172 shares of common stock outstanding as of March 31, 2023.  After giving effect to the sale of the 2,116,936 Offered Shares at an offering price of $2.48 per share and net proceeds of approximately $4,722,000, there would be 12,722,108 shares issued and outstanding which excludes the following:

	•	506,000 shares of common stock issuable upon the exercise of Series A Warrants and 885,333 shares issuable upon exercise of Series B Warrants, each exercisable at $3.00 per share;

	•	212,383 shares of common stock issuable upon exercise of Exchange Warrants issued in October 2022 having an exercise price of $3.00 per share.

	•	13,333 pre-funded warrants issued in October 2022.

•

1,784,840 shares of common stock issuable upon exercise of common stock warrants issued in December 2022 having an exercise price of $11.50 per share and 782,610 shares issuable with an adjusted exercise price of $2.75 per share.

	•	4,429 miscellaneous warrants exercisable at prices ranging from $3.00 to $11.00 per share.

•

1,935,485 Warrant Shares issuable upon exercise of unregistered Warrants to be issued in the Concurrent Private Placement to Purchasers of Offered Shares in this Offering, having an exercise price of $2.75 per Warrant Share.

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PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners, which is referred to herein as the Placement Agent, located at 590 Madison Ave 28th Floor, New York, NY 10022, has agreed to act as our sole placement agent in connection with this Offering subject to the terms and conditions of the Placement Agreement. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but it has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. We have entered into a Purchase Agreement directly with Purchasers in connection with this Offering and we may not sell the entire amount of Offered Shares offered pursuant to this prospectus supplement and the accompanying prospectus. We will make offers only to a limited number of investors. Officers and directors of the Company may purchase securities in this offering.  The Placement Agent is also acting as placement agent for the Concurrent Private Placement. The placement agent may retain other broker-dealers to act as sub-agents in connection with this Offering and may pay a portion of its compensation hereunder to such sub-agent.

 We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the Offered Shares being offered pursuant to this prospectus supplement on or about July 21, 2023.

We have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

This Offering is being conducted on a “reasonable best efforts” basis, and the Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. The following table provides information regarding the amount of the Placement Agent fees to be paid to the Placement Agent by us, before expenses assuming the purchase of all of the securities offered hereby:

	Per Offered Share and Accompanying Warrant	Pre-Funded Warrant and Common Warrant	Total
Public Offering Price	$2.48	$2.4799	$5,250,001.28
Placement Agent Fees (1)	$0.1612	$0.1611	$310,375.13
Proceeds to the Company (before expenses)	$2.319	$211.69	$4,939,624.87

(1)

We have agreed to pay the Placement Agent’s fee equal to 6.5% of the aggregate gross proceeds for the sale of the Offered Shares sold in this Offering. The Placement Agent’s Fee is 3.25% of the gross proceeds with respect to Purchasers that are first introduced by the Company and no fee will be paid to the Placement Agent with respect to the aggregate purchase price paid by any officer or director of the Company.

S-16

We have also agreed to reimburse the Placement Agent at closing for legal expenses and clearing agent fees and expenses incurred by them in connection with the Offering in an amount not to exceed $100,000, as well as non-accountable expenses equal to 1.0% of the gross proceeds. We estimate the total other expenses payable by us for this Offering, excluding the Placement Agent fees and expenses, will be approximately $65,000.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

•	may not engage in any stabilization activity in connection with our securities; and

•

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Right of First Refusal

Pursuant to the July 20, 2023 Placement Agreement until twelve month anniversary of the closing of this offering, the Company or any of its subsidiaries decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities, the Placement Agent (or any affiliate designated by the placement agent) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. If the Placement Agent or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature and the provisions of such agreement, including indemnification, which are appropriate to such a transaction. Notwithstanding the foregoing, in accordance with FINRA Rule 5110(g)(6)(a), in no event will this right of first refusal have a duration of more than three (3) years from the commencement of sales in this Offering.

Listing

Our shares of common stock are listed on Nasdaq under the trading symbol “COSM.”

Lock-Up Agreements

Our directors and executive officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any common shares or securities convertible into, or exchangeable or exercisable for, our common shares during a period ending 90 days after the date of this prospectus supplement without first obtaining the written consent of the Placement Agent, subject to certain exceptions. Specifically, our directors and officers have agreed, in part, not to:

•

offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any common shares or securities convertible into or exercisable or exchangeable for common shares;

•	enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of common shares;

•	make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any of our securities; or

•	publicly disclose the intention to do any of the foregoing.

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Notwithstanding these limitations, these common shares may be transferred under limited circumstances, including, without limitation, by gift, will, or intestate succession or by operation of law.

In addition, we have agreed that (i) we will not conduct any issuances of our common shares for a period 90 days following the closing of this Offering, and (ii) we will not enter into a variable rate transaction, including, but not limited to, an equity line of credit or an “at-the-market” financing facility, for a period ending on the six (6) month anniversary of the closing of this Offering.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Offered Shares offered hereby. Any such short positions could adversely affect future trading prices of the Offered Shares offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

CONCURRENT PRIVATE PLACEMENT

In the Concurrent Private Placement, we are selling to Purchasers of Offered Shares in this Offering Warrants to purchase Warrant Shares.

The Warrants and Warrant Shares issuable upon the exercise of the Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. Accordingly, Purchasers of the Warrants may only sell Warrant Shares issued upon exercise of the Warrants being sold to them in the Concurrent Private Placement, pursuant to an effective registration statement under the Securities Act covering the resale of those Warrant Shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

The Warrants will be exercisable immediately upon issuance.  Each whole Warrant will entitle the holder to acquire, subject to adjustment as summarized below, one Warrant Share at an exercise price of $2.75 per Warrant Share on or prior to 5:00 p.m. (New York time) on the date that is five (5) years from the date of issuance, after which time the Warrant will be void and of no value. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed notice of exercise, thereby canceling all or a portion of such holder’s Warrants. A holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise; provided, however, that upon notice to the Company, the holder may increase or decrease such beneficial ownership limitation, provided that in no event shall such beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us.

The exercise price and number of Warrant Shares issuable upon the exercise of the Warrants will be subject to adjustment for share splits, reverse splits, and similar capital transactions, as described in the Warrants. If, at any time after the initial exercise date, there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of, the Warrant Shares underlying the Warrants, then the Warrants may also be exercised, in whole or in part, at such time by means of a “cashless exercise”.

S-18

Additionally, if a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our common shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Warrant following such fundamental transaction. As more fully described in the form of Warrant, in the event of certain fundamental transactions, the holders of the Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Warrants on the date of consummation of the transaction.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any commissions and expenses reimbursed by us, if any, to be incurred in connection with the Offering under this prospectus supplement. The amounts set forth below are in United States Dollars.

Printing Expenses	$5,000
Legal fees and expenses	$50,000
Transfer agent fees and expenses	$5,000
Miscellaneous	$5,000
Total	$65,000

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement will be passed upon by Davidoff Hutcher and Citron LLP, New York, New York. A.G.P. / Alliance Global Partners is being represented in connection with this Offering by Ballard Spahr LLP, Philadelphia, Pennsylvania.

EXPERTS

The financial statements and the related financial statement schedules, incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the years ended December 31, 2022 and 2021 have been audited by Armanino LLP, an independent registered public accounting firm, as stated in its reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

S-19

$5,250,000

COSMOS HEALTH INC.

2,116,936 Shares of Common Stock and

2,116,936 Pre-Funded Warrants

__________________________

PROSPECTUS SUPPLEMENT

__________________________

A.G.P.

July 21, 2023

 \

S-20

$50,000,000

COSMOS HOLDINGS INC.

Shares of Common Stock

Shares of Preferred Stock

 Warrants/Units

Subscription Rights

We may offer and sell the securities identified above from time to time in one or more offerings at prices and on terms that we will determine at the time of each offering, for an aggregate initial offering price of $50,000,000. This prospectus provides you with a general description of the securities that is not meant to be a complete description of each of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus, the applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference herein or therein, before you purchase any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. These securities also may be resold by selling securityholders. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in an applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for further information.

No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “COSM.” On December 14, 2022, the last reported sales price of our Common Stock was $0.32.

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully read and consider the “Risk Factors” beginning on page 9 of this prospectus before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 15, 2022.

1

2

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell shares of Common Stock, Preferred Stock (including convertible preferred shares), warrants for equity securities, units and subscription rights comprised of any combination thereof from time to time in one or more offerings for up to an initial aggregate offering price of $50,000,000. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplement and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), the information and documents incorporated herein by reference and the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus, any related free-writing prospectus or any prospectus supplement. We have not authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Part II - Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q, as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, applicable prospectus supplement or any related free writing prospectus.

These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful, nor does this prospectus, any applicable supplement to this prospectus, or any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

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FORWARD-LOOKING STATEMENTS

This report contains “forward-looking statements” for purposes of the safe harbor provisions provided by Section 27 of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that represent our beliefs, projections and predictions about future events. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in the future tense, identify forward-looking statements.

These statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, including with respect to correct measurement and identification of factors affecting our business or the extent of their likely impact, and the accuracy and completeness of the publicly available information with respect to the factors upon which our business strategy is based or the success of our business.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, those factors discussed under the headings “Risk Factors,” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2021, and as described or may be described in any subsequent quarterly report on Form 10-Q, as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, “Prospectus Summary,” and elsewhere in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual reports, quarterly reports, current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. You may obtain information on the operation of the public reference room and its copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC, which are available free of charge. The address of the website is http://www.sec.gov. If you do not have Internet access, requests for copies of such documents should be directed to George Terzis, the Company’s Chief Financial Officer, at Cosmos Holdings Inc., 141 West Jackson Boulevard, Suite 4236, Chicago, Illinois 60604.

Our website address is www.cosmoshold.com. The information on, or accessible through, our website, however, is not, and should not be deemed to be, a part of this prospectus.

4

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, which are “furnished” and are not deemed to have been “filed” with the SEC.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC since the end of the fiscal year ended December 31, 2021:

(1)	Cosmos Holdings’ Schedule 14C Definitive Information Statement filed with the SEC on March 1, 2022;
(2)	Cosmos Holdings’ Schedule 14A Definitive Proxy Statement filed with the SEC on October 20, 2022;
(3)	Cosmos Holdings’ Annual Report on Form 10-K filed with the SEC on April 15, 2022;
(4)

Cosmos Holdings’ Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022 filed with the SEC on May 17, 2022, August 19, 2022 and November 14, 2022, respectively;

(5)

Cosmos Holdings’ Current Reports on Form 8-K filed with the SEC on February 28, 2022, March 1, 2022, April 28, 2022, May 18, 2022, July 25, 2022, July 29, 2022, August 23, 2022, September 27, 2022, October 3, 2022, October 18, 2022, November 16, 2022 and December 5, 2022, respectively;

(6)	Cosmos Holdings’ Registration Statement on Form S-1 and S-1/A (No. 333-265190) filed with the SEC on May 25, 2022 and June 07, 2022, respectively;
(7)	Cosmos Holdings’ Registration Statement on Form S-1 (No.333-267505) filed with the SEC on September 19, 2022, October 11, 2022, October 13, 2022 and October 14, 2022; and
(8)	Cosmos Holdings’ Registration Statement on Form S-1 MEF (No. 333-267917) filed with the SEC on October 17, 2022.

A copy of any and all of the information included in the documents that have been incorporated by reference in this prospectus (excluding exhibits thereto, unless such exhibits have been specifically incorporated by reference into the information which this prospectus incorporates) but which are not delivered with this prospectus will be provided by us without charge to any person to whom this prospectus is delivered, upon the oral or written request of such person. Written requests should be directed to Cosmos Holdings Inc., 141 West Jackson Blvd., Suite 4236, Chicago, IL 60604, Attention: Corporate Secretary. Oral requests may be directed to the Secretary at (312) 536-3102.

5

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including our financial statements and related notes thereto and the other documents incorporated by reference in this prospectus and the risks described under the “Risk Factors” section contained in our annual report on Form 10-K for the fiscal year ended December 31, 2021, and as described or may be described in any subsequent quarterly report on Form 10-Q as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus. We note that our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

In this prospectus, unless otherwise noted, the terms “the Company,” “Cosmos,” “we,” “us,” and “our” refer to Cosmos Holdings Inc. d/b/a Cosmos Health.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus or any accompanying prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus or any accompanying prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus or any accompanying prospectus supplement applicable to that jurisdiction.

Our Company

Cosmos Holdings Inc. together with its subsidiaries (hereinafter referred to collectively as “us”, “we”, or the “Company”) is an international healthcare group that was incorporated in 2009 and is headquartered in Chicago, Illinois. On August 2, 2022, the Company filed a Fictitious Firm Name Certificate in Nevada to do business under the name Cosmos Health, Inc. and will seek shareholder approval at its annual shareholders meeting scheduled for December 2, 2022 to amend its Articles of Incorporation for the name change. Cosmos Health is engaged in the nutraceuticals sector through its own proprietary lines of products “Sky Premium Life” and “Mediterranation.” Additionally, the Company is operating in the pharmaceutical sector through the provision of a broad line of branded generics and over-the-counter (“OTC”) medications and is involved in the healthcare distribution sector through its subsidiaries in Greece and UK serving retail pharmacies and wholesale distributors. Cosmos Health is strategically focused on the research and development (“R&D”) of novel patented nutraceuticals and intellectual property (“IP”) and specialized root extracts as well as on the R&D of proprietary complex generics and innovative OTC products. Cosmos has developed a global distribution platform and is currently expanding throughout Europe, Asia and North America. Currently, the Company has offices and distribution centers through its three wholly-owned subsidiaries: (i) Cosmos Holdings Inc., the parent company headquartered in Chicago, USA (ii) SkyPharm S.A., headquartered in Thessaloniki, Greece; (iii) Decahedron Ltd., head-quartered in Harlow, United Kingdom; and (iv) Cosmofarm S.A., headquartered in Athens, Greece.

The Company’s cross-border pharmaceutical business serves wholesale pharmaceutical distributors and independent retail pharmacies across the European Union (“EU”)  through a network of two strategic distribution centers, one in Greece and one in the UK, as well as an additional warehousing facility. The Company focuses on leveraging its growing purchasing scale and supplier relationships to secure discounts and provide pharmaceuticals at reduced prices and on continuing to drive organic growth at attractive margins for its cross-border pharmaceutical wholesale business.

The Company operates in the business of full-line pharmaceutical wholesale distribution and serves approximately 1,500 independent retail pharmacies and 40 pharmaceutical wholesalers in Greece region by providing brand-name and generic pharmaceuticals, over-the-counter medicines, vitamins and nutraceuticals. We invest in technology to enhance safety, distribution and warehousing efficiency and reliability. Specifically, the Company operates a fully automated warehouse system with three robotic systems, two ROWA™ types and one A-frame type, that ensure 0% error selection rate, accelerate order fulfillment, and yield higher cost-efficiency in our distribution center.

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Taking into consideration the growing demand of various vitamins and nutraceuticals, the Company entered the market with its own brand of nutraceuticals: Sky Premium Life® (“SPL”). Our current business has provided us with access to wholesalers both from the sourcing and the sales division of our wholesale business. We sell our products to vendors that supply us with pharmaceutical products as well as to our clients to whom we currently sell pharmaceutical products. We serve this demand by offering quality products to our existing network of wholesalers and pharmacies. Pharmacies are still the key channels for distribution and sales of nutraceuticals in the European market. The development and manufacturing of our own line is assigned to a related party which operates according to our specifications and GMP protocols.

Moreover, our nutraceutical products have penetrated several markets during 2021 and early 2022 through digital channels such as Amazon and Tmall. We focus on nutraceutical products because we foresee it as a relatively underpenetrated market throughout Europe with the potential of high growth opportunities due to its large market size and margin contribution as the demand for nutraceutical products is increasing globally.

Recent Sales of Unregistered Securities

On October 3, 2022, Cosmos Holdings Inc. (the “Company”) entered into a Warrant Exchange Agreement (the “Exchange Agreement”) with each holder of Warrants to purchase an aggregate of 21,238,256 shares of Common Stock issued pursuant to a Securities Purchase Agreement dated as of February 28, 2022, as described below.  On October 20, 2022, each holder exchanged the existing warrants (the “Existing Warrants”) for new warrants (the “New Warrants”) to purchase twice the number of shares of Common Stock (the “Exchange Shares”).  The New Warrants are exercisable at $0.12 per share for a seven-year period from the date of issuance.  The Company agreed to register all of the Exchange Shares in a resale registration statement to be filed with the SEC within ninety (90) days from the Closing Date.  As of December 14, 2022, there were 5,309,564 new Warrants outstanding held by the Company’s Chief Executive Officer, who has waived the Company’s obligation to register the Exchange Shares by December 31, 2022.

As additional consideration for the Exchange Agreement, the Company paid each Holder up to five hundred thousand ($500,000) U.S. Dollars, plus liquidated damages and interest paid by the Company to the Holders pursuant to a registration rights agreement relating to the initial registration of the shares underlying the Existing Warrants.  The total liability amounted to $2,159,300 ($2,000,000 additional consideration plus $159,300 liquidated damages) and the Company has paid the entire liability to the corresponding U.S. Holders.  As further consideration for the Exchange Agreement, all Holders shall have, in the aggregate, a thirty (30%) percent right of participation into all equity offerings in which there is a placement agent or underwriter for the eighteen (18) month period following the Closing Date.  In the event that any Holder does not exercise its right of participation in any offering, the remaining Holders will not have the right to participate for more than its pro rata share.

On February 28, 2022, the Company entered into a securities purchase agreement, or the Purchase Agreement, with certain investors and the Company’s CEO, for a private placement of the Company’s securities (the “Private Placement”). The Private Placement consisted of the sale of 6,000 shares of the Company’s Series A Convertible Preferred Stock, or the Series A Shares, at a price of $1,000 per share, and 2,000,000 warrants to purchase shares of common stock, or the Warrants, for aggregate gross proceeds of approximately $6,000,000. The Series A Shares are convertible into the Company’s Common Stock as determined by dividing the number of Series A Shares to be converted by the lower of (i) $3.00 or (ii) 80% of the volume weighted average price for the Company’s Common Stock for the five (5) trading days immediately following the date of effectiveness of the Registration Statement. The holders of Series A Shares are not entitled to receive distributions in the event of liquidation, dissolution or winding up of the Company, either voluntary or involuntary.

The Company filed its initial registration statement on May 25, 2022 and thus accrued for liquidated damages payable to the Holders in the amount of $187,970, calculated as described above, for both the late filing of the registration statement (event) and the 1st anniversary (30 days following the event date) of the event. Following the effective date of the Company’s registration statement, the Series A Shares conversion price was adjusted to $0.62152. The Company recorded a deemed dividend in the amount of $8,189,515 upon reducing the conversion price from $3.00 to $0.62152 which was recorded as an increase to additional paid-in capital and an increase to accumulated deficit.

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The Warrants are exercisable to purchase shares of common stock at $3.30 per share, or 110% of the Series A Shares’ initial conversion price and will expire five and one-half years following the initial exercise date of the Warrants. The Company determined that the 2,000,000 warrants are additional value being distributed to the preferred stockholders and presented the warrants’ fair value of $5,788,493 as a deemed dividend in the unaudited condensed consolidated statements of operations and comprehensive income (loss). The warrants were valued using the Black-Scholes option pricing model with the following terms: (a) exercise price of $3.30, (b) common stock fair value of $3.42, (c) volatility of 118%, (d) discount rate of 1.71%, and (e) dividend rate of 0%. The Company also recorded a deemed dividend in the amount of $8,480,379 upon reducing the conversion price from $3.00 to $0.62152 in order to account for the down-round effect of warrants during the second quarter of 2022. The warrants were valued using the Black-Scholes option pricing model with the following terms: (a) exercise price of $3.30, (b) common stock fair value of $1.07, (c) volatility of 107%, (d) discount rate of 2.99%, and (e) dividend rate of 0%.

The closing of the Private Placement occurred on February 28, 2022. As a condition to the closing of the sale, the Company’s common stock received conditional approval for listing and trading on the Nasdaq Capital Market and commenced trading on February 28, 2022, under the trading symbol “COSM.” Concurrent with the issuance of the Series A Shares, the Company executed a registration rights agreement (the “Registration Rights Agreement”) to register the resale of the shares of common stock issuable upon conversion of the Series A Shares and the shares of common stock issuable upon exercise of the warrants issued in connection with the Series A Shares. The registration statement was declared effective on June 7, 2022. The Company was required to pay an aggregate of $187,970 in liquidated damages under the Registration Rights Agreement.

The Series A Shares rank senior to all of the Company’s Common Stock and any other equity securities that the Company may issue in the future with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up. While the Series A Shares are outstanding, the Company may not amend, alter or change adversely the powers, preferences or rights given to the Series A Shares, create, or authorize the creation of, any additional class or series of capital stock of the Company (or any security convertible into or exercisable for any class or series of capital stock of the Company), including any class or series of capital stock of the Company that ranks superior to or in parity with the Series A Shares, alter, amend, modify, or repeal its Articles of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Shares, increase or decrease the number of authorized shares of Series A Shares, any agreement, commitment or transaction that would result in a Change of Control, any sale or disposition of any material assets outside of the ordinary course of business of the Company, any material change in the principal business of the Company, including the entry into any new line of business or exit of any current line of business, and circumvent a right or preference of the Series A Shares. Any holder of the Series A Shares has the right by written election to the Company to convert all or any portion of the outstanding Series A Shares. Immediately upon effectiveness of a registration statement registering for sale all of the Registrable Securities (as defined in the Registration Rights Agreement), all outstanding Series A Preferred Shares will automatically convert into Common Stock, subject to certain beneficial ownership limitations. As of December 14, 2022, there were no Series A Preferred Shares remaining outstanding.

Corporate Information

Our principal executive offices are located at 141 W. Jackson Blvd, Suite 4236, Chicago, Illinois 60604, and our telephone number is (312) 536-3102. Our website address is www.cosmoshold.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

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Risks Associated with Our Business and this Offering

•

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under Item 1A. “Risk Factors.” You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. In particular, risks associated with our business include:

•	We have a history of significant losses since our inception and anticipate that we will continue to incur losses for the foreseeable future, and our future profitability is uncertain.

•

There is substantial doubt about our ability to continue as a going concern, which may affect our ability to obtain future financing and may require us to curtail our operations. We will need to raise additional capital to support our operations.

•

Our revenues are concentrated in the distribution and sale of branded and generic pharmaceuticals, nutraceuticals, OTC medications and medical devices. When these markets experience a downturn, demand for our products and revenues may be adversely affected.

•	We do not have the financial resources necessary to successfully complete our drug product development program, marketing and certain acquisitions.

•

We are subject to various regulations and compliance requirements under both the European Union, the European Medicines Agency (the “EMA”), the Hellenic Ministry of Health and other related regulatory agencies.

•	We face significant competition, including competition from larger and better funded pharmaceutical enterprises.

•

We are exposed to potential product liability or similar claims, and insurance against these claims may not be available to us at a reasonable rate in the future. Additionally, discovery of safety issues with our products could create product liability and could cause additional regulatory scrutiny and requirements for additional labeling, withdrawal of products from the market, and the imposition of fines or criminal penalties.

•	We may be unable to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

•	If you purchase our securities in this offering, you may incur dilution.

•

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively. As of December 13, 2022, Grigorios Siokas, our Chief Executive Officer, owned approximately 11.2% of our outstanding shares of common stock and 23.2% beneficially owned upon conversion of his derivative securities, which may give him the ability to control matters submitted to our stockholders for approval.

•

Risks associated with doing business internationally, as well as international economic conditions, the global COVID-19 pandemic, other market disruptions, supply-chain disruptions, geopolitical conflicts, including the war in Ukraine and other acts of war, macroeconomic events, and inflation could negatively impact our business and operations.

•	We have received a notice from Nasdaq of non-compliance with continued listing standards, which if we fail to comply with, our common stock could be delisted.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this document and the materials accompanying this document are forward-looking statements. These statements are based on current expectations of future events. Frequently, but not always, forward-looking statements are identified by the use of the future tense and by words such as “believes,” “expects,” “anticipates,” “intends,” “may,” “could,” “would,” “predicts,” “anticipates,” “future,” “plans,” “continues,” “estimates” or similar expressions. Forward-looking statements are not guarantees of future performance and actual results could differ materially from those indicated by such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by the forward-looking statements. These forward-looking statements speak only as of the date made and are subject to a number of known and unknown risks, uncertainties and assumptions, including the important factors incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K and any subsequent Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and in our other filings with the SEC, that may cause our actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for working capital and general corporate purposes, which may include operating expenses, research and development, and funding for pending or future acquisitions. We will set forth in a prospectus supplement relating to a specific offering any intended use for the net proceeds received from the sale of securities in that offering. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities. We may invest the net proceeds temporarily until we use them for their stated purpose, as applicable.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriters or dealers;

•	directly to purchasers;

•	in a rights offering;

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•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents;

•	through a combination of any of these methods; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or direct purchasers;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

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Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at fixed prices or at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.

Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

At the Market Offerings

We may also sell the securities offered by any applicable prospectus supplement in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

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Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future.

The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

DESCRIPTION OF SECURITIES

Authorized and Outstanding Capital Stock

The following description sets forth certain general terms and provisions of the shares of Common Stock and shares of preferred stock to which any prospectus supplement may relate.

We have 400,000,000 shares of capital stock, par value $0.001 per share, authorized of which 300,000,000 are shares of Common Stock and 100,000,000 are shares of “blank check” preferred stock.

As of December 15, 2022, we had 194,030,197 shares of our common stock issued and outstanding, held by approximately 475 stockholders of record. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of various broker-dealers and registered clearing agencies.

Common Stock

The holders of our Common Stock are entitled to one vote per share. In addition, the holders of our Common Stock will be entitled to receive dividends ratably, if any, are declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

Our board of directors are authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time-to-time shares of preferred stock in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

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The ability to authorize “blank check” preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our Company.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our Common Stock until the board of directors determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things:

•	Impairing dividend rights of our Common Stock;
•	Diluting the voting power of our Common Stock;
•	Impairing the liquidation rights of our Common Stock; and
•	Delaying or preventing a change of control without further action by our stockholders.

Series A Convertible Preferred Shares

We have designated 6,000,000 shares of our preferred stock as Series A Convertible Preferred (the “Series A Shares”), with a stated value of $1,000 per share. An aggregate of 6,000 Series A Shares were issued on February 28, 2022. As of December 14, 2022, there were no Series A Shares issued and outstanding. The Series A Shares are convertible into shares of the Company’s Common Stock at the lower of (i) $3.00 or (ii) 80% of the average VWAP for the Company’s Common Stock for the five (5) trading days immediately following the effectiveness of the resale registration statement. On June 14, 2022, the Conversion Price was reset to $0.62152 per share. The Series A Shares rank senior to all of the Company’s Common Stock and any other equity securities that the Company may issue in the future with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up. While the Series A Shares are outstanding, the Company may not amend, alter or change adversely the powers, preferences or rights given to the Series A Shares, create, or authorize the creation of, any additional class or series of capital stock of the Company (or any security convertible into or exercisable for any class or series of capital stock of the Company), including any class or series of capital stock of the Company that ranks superior to or in parity with the Series A Shares, alter, amend, modify, or repeal its Articles of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Shares, increase or decrease the number of authorized shares of Series A Shares, any agreement, commitment or transaction that would result in a Change of Control, any sale or disposition of any material assets outside of the ordinary course of business of the Company, any material change in the principal business of the Company, including the entry into any new line of business or exit of any current line of business, and circumvent a right or preference of the Series A Shares. Any holder of the Series A Shares shall have the right by written election to the Company to convert all or any portion of the outstanding shares of Series A Shares. Immediately upon effectiveness of a registration statement registering for resale all of the Series A Shares, all outstanding Series A Shares shall automatically convert into Common Stock, subject to certain beneficial ownership limitations. On July 29, 2022, the Company amended the Certificate of Designations of Rights and Preferences of Series A Convertible Preferred Stock to allow holders of Series A Shares the option to convert any portion of their Series A Preferred Shares into Common Stock of the Company, notwithstanding the beneficial ownership limitation, which was revised.

Warrants

As of December 14, 2022, there were 40,669,630 Warrants issued and outstanding exercisable to purchase by the holders thereof of up to 40,669,630 shares of Common Stock.

Exercisability. The Warrants are exercisable at any time for a period of five and one-half years after their original issuance. The Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the Common Stock underlying the Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If a registration statement registering the issuance of the Common Stock underlying the Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrant. No fractional common shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

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Exercise Limitation. A holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any pre-funded warrants, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price. The exercise prices for the Warrants vary from $0.12 to $3.30 per share. The exercise price and number of shares of Common Stock issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock, as well as, in the case of the Warrants, certain issuances of equity securities at an effective price per share lower than the then applicable exercise price per share.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Rights as a Shareholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of Common Stock, including any voting rights, until the holder exercises the Warrant.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of the Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of Common Stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Warrants, in the event of certain fundamental transactions, the holders of the Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Warrants on the date of consummation of such transaction.

Public Offering

On October 17, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a public offering (the “Offering”), an aggregate of $7,500,000 of securities, consisting of (i) 62,500,000 shares of Common Stock, (ii) pre-funded Warrant in lieu of shares of Common Stock, and (iii) warrants to purchase 125,000,000 shares of Common Stock (the “Common Warrants” and collectively with the Pre-Funded Warrants, the “Warrants”).  Under the terms of the Purchase Agreement, the Company agreed to sell one share of its Common Stock or a Pre-Funded Warrant and two Common Warrants for each share of Common Stock or Pre-Funded Warrant sold at a unit price of $0.12.  For each of the 15,662,603 Pre-Funded Warrants sold in the Offering, the number of shares of Common Stock offered were decreased on a one-for-one basis. As of December 14, 2022, 15,329,270 Pre-funded Warrants have been exercised and 333,333 remain outstanding.

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Series A and Series B Common Warrants

Duration and Exercise Price

An aggregate of 62,500,000 Series A Common Warrants and 62,500,000 Series B Common Warrants were sold by the Company on October 20, 2022 as part of the Public Offering.  As of December 14, 2022, there were 12,650,000 Series A Warrants outstanding and 22,133,333 Series B Warrants outstanding.

Each Common Warrant has an initial exercise price equal to $0.12 per share. The Common Warrants are immediately exercisable. One-half (the Series B Common Warrants) will expire on the seventh anniversary of the original issuance date and the other one-half (the Series A Common Warrants) will expire on the second anniversary date of issuance. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate proportional adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of Common Stock and the exercise price. The exercise price is subject to reset during the next twelve (12) months in the event of a reverse stock split.

Exercisability

The Common Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and, within the earlier of (i) two trading days and (ii) the number of trading days comprising the standard settlement period with respect to the shares of Common Stock as in effect on the date of delivery of the notice of exercise thereafter, payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder may not exercise any portion of the Common Warrant to the extent that the holder, together with its affiliates and any other persons acting as a group together with any such persons, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the number of ordinary shares outstanding immediately after exercise (the “Beneficial Ownership Limitation”); provided that a holder with a Beneficial Ownership Limitation of 4.99%, upon notice to us and effective 61 days after the date such notice is delivered to us, may increase the Beneficial Ownership Limitation so long as it in no event exceeds 9.99% of the number of shares of Common Stock outstanding immediately after exercise.

Cashless Exercise

If, at the time a holder exercises its Common Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Common Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Common Warrants, which generally provides for a number of shares of Common Stock equal to (A) (1) the volume weighted average price on (x) the trading day preceding the notice of exercise, if the notice of exercise is executed and delivered on a day that is not a trading day or prior to the opening of “regular trading hours” on a trading day or (y) the trading day of the notice of exercise, if the notice of exercise is executed and delivered after the close of “regular trading hours” on such trading day, or (2) the bid price on the day of the notice of exercise, if the notice of exercise is executed during “regular trading hours” on a trading day and is delivered within two hours thereafter, less (B) the exercise price, multiplied by (C) the number of shares of Common Stock the Common Warrant was exercisable into, with such product then divided by the number determined under clause (A) in this sentence.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Common Warrants. Rather, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Transferability

Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

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Trading Market

There is no trading market available for the Common Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Common Warrants on any securities exchange or nationally recognized trading system. The shares of Common Stock issuable upon exercise of the Common Warrants are currently listed on The Nasdaq Capital Market under the symbol “COSM.”

Rights as a Shareholder

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of the underlying shares of Common Stock, the holders of the Common Warrants do not have the rights or privileges of holders of our shares of Common Stock, including any voting rights, until they exercise their Common Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Common Warrants and generally including any reorganization, recapitalization or reclassification of our shares of Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of Common Stock, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction. Additionally, in the event of a fundamental transaction, we or any successor entity will, at the option of the holder of a Common Warrant exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction (or, if later, the date of the public announcement thereof), purchase the Common Warrant from the holder by paying to the holder an amount of consideration equal to the value of the remaining unexercised portion of such Common Warrant on the date of consummation of the fundamental transaction based on the Black-Scholes option pricing model, determined pursuant to a formula set forth in the Common Warrants. The consideration paid to the holder will be the same type or form of consideration that was offered and paid to the holders of shares of Common Stock in connection with the fundamental transaction; provided that if no such consideration was offered or paid, the holders of shares of Common Stock will be deemed to have received shares of Common Stock of the successor entity in such fundamental transaction for purposes of this provision of the Common Warrants.

Senior Convertible Notes

January 7, 2021 Subscription Agreement

As of December 14, 2022, we have one outstanding unsecured convertible note with an aggregate principal balance of $100,000 convertible into 326,763 shares of our Common Stock. Information about the convertible notes is provided below.

Upon the consummation of a NEO listing, the total principal and accrued interest outstanding on the note will convert into shares of the Company’s common stock at a 25% discount to the prices of the common shares sold in the financing to be conducted in conjunction with the NEO listing. In the event that a NEO listing is not consummated on or before October 31, 2021, the note holder will have the option, in part or in full, to have the note repaid with interest, or convert the note into Company common stock at a 25% discount to the 30-day volume-weighted average price of the Common Shares on the most senior stock exchange in North American on which the common shares are trading prior to conversion.

The Company determined that the embedded conversion feature of the convertible promissory note meets the definition of a derivative liability which is accounted for separately. The Company determined a derivative liability exists and determined that the embedded derivative was valued at $456,570 which was recorded as a debt discount, and together with the original issue discount and transaction expenses of $43,000, in the aggregate of $499,570, is being amortized over the life of the loan. As of September 30, 2022 and December 31, 2021 the full amount of the debt discount has been amortized. As of September 30, 2022 and December 31, 2021, the fair value of the derivative liability was $0 and $5,822, respectively. For the nine months ended September 30, 2022 and 2021, the Company record a loss on the change in fair value of the derivative of $5,807 and a gain of $111,581, respectively.

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Convertible Promissory Note

On September 17, 2021 (the “Issue Date”), the Company entered into a convertible promissory note with an unaffiliated third party.

The Company issued the convertible promissory note for a purchase price of $525,000 in principal amount for cash proceeds of $500,000. The note was issued with an original issue discount (“OID”) of $25,000, bears an interest rate of 10% per annum and matures on the earlier of (i) the consummation of the Company listing its common shares on the Nasdaq Stock Market or (ii) September 17, 2022.

Upon the consummation of a Nasdaq listing, the total principal and accrued interest outstanding on the note will convert into shares of the Company’s common stock at a 30% discount to the prices of the common shares sold in the financing to be conducted in conjunction with the Nasdaq listing, subject to a conversion floor of $3.00. The Company determined that the embedded conversion feature of the convertible promissory note meets the definition of a beneficial conversion feature which is accounted for separately as of December 31, 2021. The Company measured the beneficial conversion feature’s intrinsic value on September 17, 2021, at $294,000 which, together with the OID of $25,000 was recorded as a debt discount and is being amortized over the life of the loan. On January 1, 2022, the Company adopted ASU 2020-06 using the modified retrospective method. As a result of the adoption, on January 1, 2022, the Company recorded an increase to additional paid in capital of $294,000 and a decrease to accumulated deficit of $53,248. For the year ended December 31, 2021, $60,063 of the debt discount has been amortized. As of December 31, 2021, the Company had accrued a principal balance of $525,000, had accrued $15,166 in interest expense, and had remaining debt discount of $258,938 which resulted in a net convertible note payable of $266,063.

Transfer Agent

Our transfer agent for our Common Stock is Globex Transfer, LLC, located at 780 Deltona Blvd., Suite 202, Deltona, Florida, 32725.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our Preferred Stock, Common Stock, or any combination thereof. Warrants may be issued independently or together with our preferred shares or ordinary shares and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our Common Stock or Preferred Stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the Common Stock or Preferred Stock that may be purchased upon exercise of the warrants;

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•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of Common Stock or Preferred Stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent, or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our shares of Common Stock or Preferred Stock. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our Common Stock or Preferred Stock upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each shareholder;

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•	the number and terms of our Common Stock or Preferred Stock which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including Common Stock, Preferred Stock and/or warrants. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

LEGAL MATTERS

Davidoff Hutcher & Citron LLP, 605 Third Avenue, New York, New York 10158, is acting as counsel for the Company in connection with the offering.

EXPERTS

The financial statements and the related financial statement schedules, incorporated in this prospectus by reference from the Company’s annual report on Form 10-K for the years ended December 31, 2021 and 2020 have been audited by Armanino LLP, an independent registered public accounting firm, as stated in its reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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$50,000,000

Common Stock

Preferred Stock

Warrants

Units

Subscription Rights

COSMOS HOLDINGS INC.

PROSPECTUS

December 15, 2022

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